                                                                   Exhibit 99.1


[GRAPHIC OMITTED] NEOWARE                                         PRESS RELEASE




  NEOWARE REPORTS RECORD REVENUE AND EARNINGS FOR FIRST QUARTER OF FISCAL 2006


         KING OF PRUSSIA, PA., NOVEMBER 2, 2005 -- Neoware Systems, Inc. (NASDAQ: NWRE), the leading supplier of enterprise software, thin client appliances and related services that make computing more open, secure, reliable, affordable, and manageable, today reported all-time record revenues for its first fiscal quarter September 30, 2005.

         "We are experiencing strong demand for Neoware's thin client solutions and we are translating that into record financial results," stated Michael Kantrowitz, Neoware's Chairman and CEO.

FY06 Q1 FINANCIAL HIGHLIGHTS:

     o Revenues increased 63% to $26,543,000 from $16,303,000 in the prior year first quarter.

     o Gross profit was $10,701,000 or 40.4% of revenue, compared to $7,090,000, or 43.5% of revenue, in the prior year first quarter. Excluding $273,000 for amortization of acquisition-related intangible assets and $19,000 of stock based compensation in the September 2005 quarter as compared to $101,000 of amortization expense in the prior year first quarter, non-GAAP gross profit was 41.3% of revenue in the September 2005 quarter, compared to 44.1% of revenue in the prior year quarter. Cost of sales reflects very strong initial sales of the Neoware e900 thin client which carries higher average selling prices and lower percentage gross margins than other Neoware products. Percentage gross margin on other sales was consistent with recent prior periods.

     o Operating expenses were $8,066,000, or 30.4% of revenue, compared to $5,124,000, or 31.4% of revenue, in the prior year first quarter. Operating expenses in the September 2005 quarter include $315,000 for amortization of acquisition-related intangibles and $701,000 of stock based compensation as a result of the adoption of SFAS No. 123R on July 1, 2005, compared to operating expenses in the prior year quarter that included $170,000 for amortization of acquisition-related intangible assets. Excluding these expenses, non-GAAP operating expenses were $7,050,000, or 26.6% of revenue, in the September 2005 quarter, compared to $4,954,000, or 30.4% of revenue, in the prior year first quarter.

     o GAAP net income for the quarter was $1,841,000, or $.11 per diluted share, compared to $1,387,000, or $.09 per diluted share, in the prior year first quarter.

     o Non-GAAP net income for the quarter was $2,811,000, or $.17 per fully diluted share, compared to $1,566,000, or $.10 per fully diluted share, in the year ago quarter. Non-GAAP net income excludes amortization of acquisition-related intangible assets and stock based compensation as well as a pro forma tax rate of 33% and 34% in the first quarter of fiscal 2006 and 2005, respectively.

         "Neoware is delivering strong financial results as we grow our business and our share of the global desktop market," continued Mr. Kantrowitz. "We believe that after many years of promise, enterprises around the globe are now turning to Neoware thin client and software solutions to solve significant security, management and cost issues they face with their current IT infrastructure. We're especially pleased with the initial revenue contribution from our new Neoware e900 thin client to a major global retailer in the first quarter."

         "To further our growth plans we acquired five businesses over the last year to expand our channels of distribution, enhance our ownership of key intellectual property, and build the ability to customize our software products for major local markets. We expect to close our acquisition of Maxspeed Corporation before the end of the year, marking our entry into Asian markets, as Maxspeed has development and sales offices in China. We now have a truly global presence, and we believe that this will allow us to satisfy the needs of multinational and global enterprises by acting globally and delivering locally, including providing software support and customization in local markets, which is essential in many large thin client deployments.

         "Neoware has focused on building successful partnerships with other industry leaders, and we believe that these partnerships will continue to generate growth opportunities for us in the future. We have expanded our partnership with IBM by supporting their Virtualized Hosted Client initiative, and we now have a successful business relationship with Lenovo, the world's third largest PC company, which was formed by Lenovo Group's purchase of IBM's PC business this past year. We recently entered into a business relationship with ClearCube, the leading supplier of Blade PC systems that opens opportunities for us in new markets. We have entered into newly expanded distribution relationships with knowledgeable thin client distributors in the UK and South Africa that provide us with new opportunities to win and support customers in these geographies. We believe that Neoware's new global organization gives us even greater ability to capitalize on these partnerships, as well as the opportunity to create new ones."

CONFERENCE CALL INFORMATION
         Neoware will host a conference call at 5:00 PM on November 2, 2005. The conference call will be available live at www.vcall.com and on the Neoware website at www.neoware.com. To participate, please go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call.

         The call will also be accessible by dialing 800-895-1715 for domestic calls and +1-785-424-1059 for international calls. The conference ID will be NEOWARE. A replay of the call will be available through January 1, 2006 by dialing 1-888-566-0148 domestically and +1-402-220-9184 internationally. A copy of the press release announcing the Company's earnings and other financial and statistical information about the period to be presented in the conference call will be available at the section of the Company's website entitled "News" at www.neoware.com.

NON-GAAP FINANCIAL MEASURES
         In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying schedule and in the News section of our web site at www.neoware.com. We have provided the non-GAAP measures in order to present information about the Company's financial performance, as we believe it provides a more comparable view of the financial performance of the Company's core business and trends relating to its financial condition and results of operations including its cash requirements for ongoing operating activities. We compute non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquired intangible assets such as intellectual property, customer lists and non-compete agreements and stock based compensation. We compute non-GAAP gross profit and operating expenses by adjusting the respective GAAP amounts for amortization of acquired intangible assets and stock based compensation. In addition, we used a pro-forma tax rate of 33% and 34% the first quarter of fiscal 2006 and 2005, respectively. This compares to a GAAP effective tax rate for the same periods of 36% and 34% for the 2006 and 2005 first quarter periods, respectively.


ABOUT NEOWARE

         Neoware is a leading provider of enterprise software, thin client appliances, and related services that make computing more open, secure, reliable, affordable and manageable. Neoware was recently ranked America's eighth fastest-growing company by Fortune Magazine. By leveraging open technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware enables enterprises to leverage server-based computing architectures to increase security, flexibility and choice, as well as lower up-front and total costs.

         Neoware's software products enable enterprises to gain control of their desktops, stream software on-demand, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) environments and the web. Neoware's thin client appliances and software enable enterprises to run applications on servers and to display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one-fourth the price of today's typical business PC. Neoware's global development, services, and support provide customers with customized solutions that facilitate their specialized computing needs.

         Neoware's products are available worldwide from Lenovo and IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware's global headquarters is in King of Prussia, PA.


                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the strong demand for our products; our plans to grow the business and our share of the global desktop market; the expansion of our distribution channels; the enhancement of our ownership of intellectual property; our ability to customize our software products; our entry into the Asian market; the closing of our acquisition of Maxspeed; our global presence; and our existing and future partnerships generating growth opportunities in new markets. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our inability to consummate and successfully integrate the Maxspeed acquisition; our inability to successfully integrate our recent acquisitions; the timing and receipt of future orders; our timely development and customers' acceptance of our products, including our new products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our ability to maintain our partnerships; our dependence on our suppliers and distributors; increased competition; our continued ability to sell our products through Lenovo to IBM's customers; our ability to attract and retain qualified personnel, including the former employees of the businesses we acquired; adverse changes in customer order patterns; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our report on Form 10-K for the year ended June 30, 2005.

Neoware is a trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com
----------------------

Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com
------------------

                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                   (UNAUDITED)

                                                               SEPTEMBER 30,            JUNE 30,
                          ASSETS                                   2005                   2005
                                                              --------------         --------------
Current assets:
   Cash and cash equivalents                                  $      12,550          $        8,285
   Short-term investments                                            31,524                  34,874
   Accounts receivable, net                                          17,565                  17,165
   Inventories                                                        3,638                   3,051
   Prepaid expenses and other                                         2,021                   2,627
   Deferred income taxes                                              1,015                   1,015
                                                              -------------          --------------
    Total current assets                                             68,313                  67,017

Property and equipment, net                                             497                     416
Goodwill                                                             33,087                  31,223
Intangibles, net                                                      8,767                   9,386
                                                              -------------          --------------
                                                              $     110,664          $      108,042
                                                              =============          ==============

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                           $       8,234          $        8,408
   Accrued compensation and benefits                                  1,065                   2,018
   Other accrued expenses                                             5,355                   3,166
   Income taxes payable                                                 991                   2,290
   Deferred revenue                                                     762                     734
                                                              -------------          --------------
       Total current liabilities                                     16,407                  16,616
                                                              -------------          --------------

Deferred income taxes                                                 1,151                   1,151
Deferred revenue                                                        280                     306
                                                              -------------          --------------
       Total liabilities                                             17,838                  18,073
                                                              -------------          --------------


Stockholders' equity:
    Preferred stock                                                       -                       -
   Common stock                                                          16                      16
   Additional paid-in capital                                        75,904                  74,577
   Treasury stock, 100,000 shares at cost                              (100)                   (100)
   Accumulated other comprehensive income (loss)                       (193)                    118
   Retained earnings                                                 17,199                  15,358
                                                              -------------          --------------
       Total stockholders' equity                                    92,826                  89,969
                                                              -------------          --------------
                                                              $     110,664          $      108,042
                                                              =============          ==============

                              NEOWARE SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                --------------------------------
                                                                     2005             2004
                                                                --------------    --------------
Net revenues                                                     $      26,543    $       16,303
Cost of revenues                                                        15,842             9,213
                                                                 -------------    --------------
     Gross profit                                                       10,701             7,090
                                                                 -------------    --------------

Sales and marketing                                                      4,473             3,102
Research and development                                                 1,295               664
General and administrative                                               2,298             1,358
                                                                 -------------    --------------
     Operating expenses                                                  8,066             5,124
                                                                 -------------    --------------

     Operating income                                                    2,635             1,966

Foreign exchange gain (loss)                                                 9               (23)
Interest income, net                                                       244               159
                                                                 -------------    --------------

     Income before income taxes                                          2,888             2,102
Income taxes                                                             1,047               715
                                                                 -------------    --------------

Net income                                                       $       1,841    $        1,387
                                                                 =============    ==============
Earnings per share:
     Basic                                                       $         .11    $          .09
                                                                 =============    ==============
     Diluted                                                     $         .11    $          .09
                                                                 =============    ==============

Weighted average number of common shares outstanding:
     Basic                                                              16,271            15,799
                                                                 =============    ==============
     Diluted                                                            16,434            16,136
                                                                 =============    ==============

                              NEOWARE SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                                                THREE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                          -----------------------------
                                                                              2005              2004
                                                                          ----------         ----------
Cash flows from operating activities:
   Net income                                                             $    1,841         $    1,387
   Adjustments to reconcile net income to net cash provided by operating activities-
       Amortization of intangibles                                               588                271
       Depreciation                                                               89                 64
       Non-cash share-based compensation                                         720                 --
       Tax benefit related to stock options                                       --                 20
   Changes in operating assets and liabilities, net of effect from acquisitions-
     (Increase) decrease in:
       Accounts receivable                                                      (410)              (233)
       Inventories                                                              (587)              (913)
       Prepaid expenses and other                                                605                107
     Increase (decrease) in:
       Accounts payable                                                         (130)            (1,636)
       Accrued compensation and benefits                                        (953)              (297)
       Other accrued expenses                                                     25                407
       Income taxes payable                                                   (1,271)               439
       Deferred revenue                                                            5                (52)
                                                                          ----------         ----------
          Net cash provided by (used in) operating activities                    522               (436)
                                                                          ----------         ----------
Cash flows from investing activities:
   Purchase of Visara thin client business, net of cash acquired                  --             (3,774)
   Purchases of short-term investments                                          (900)           (17,900)
   Sales of short-term investments                                             4,250             17,368
   Purchases of property and equipment                                          (174)               (19)
                                                                          ----------         ----------

          Net cash provided by (used in) investing activities                  3,176             (4,325)
                                                                          ----------         ----------
Cash flows from financing activities:
   Exercise of stock options and warrants                                        161                 69
   Repayments of capital leases                                                   (2)                (3)
   Excess tax benefit related to stock options                                   446                 --
                                                                          ----------         ----------
          Net cash provided by financing activities                              605                 66
                                                                          ----------         ----------
Effect of foreign exchange rate changes on cash                                  (38)                49
                                                                          ----------         ----------
Increase (decrease) in cash and cash equivalents                               4,265             (4,646)

Cash and cash equivalents, beginning of year                                   8,285             17,119
                                                                          ----------         ----------

Cash and cash equivalents, end of year                                    $   12,550         $   12,473
                                                                          ==========         ==========

Supplemental cash flow disclosures:
  Cash paid for income taxes                                              $    2,647         $       31


                              NEOWARE SYSTEMS, INC.
                   RECONCILIATION OF GAAP TO NON GAAP AMOUNTS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                                             THREE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                     ----------------------------------
                                                                         2005                 2004
                                                                     --------------      --------------

GAAP INCOME BEFORE INCOME TAXES                                      $        2,888      $        2,102
  Amortization of purchased intangible assets included within
    cost of sales                                                               273                 101
  Amortization of purchased intangible assets included within
    operating expenses                                                          315                 170
  Amortization of stock based compensation                                      720                   -
                                                                     --------------      --------------
NON GAAP INCOME BEFORE INCOME TAXES                                           4,196               2,373

NON GAAP INCOME TAXES (33% AND 34%)                                          (1,385)               (807)

                                                                     --------------      --------------
NON GAAP NET INCOME                                                  $        2,811      $        1,566
                                                                     ==============      ==============

NON GAAP EARNINGS PER SHARE:
  Basic                                                              $         0.17      $         0.10
                                                                     ==============      ==============
  Diluted                                                            $         0.17      $         0.10
                                                                     ==============      ==============


  GAAP WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
  Basic                                                                      16,271              15,779
                                                                     ==============      ==============
  Diluted                                                                    16,464              16,106
                                                                     ==============      ==============



GAAP GROSS PROFIT                                                    $       10,701      $        7,090
  Amortization of purchased intangible assets                                   273                 101
  Amortization of stock based compensation                                       19                   -
                                                                     --------------      --------------
NON GAAP GROSS PROFIT                                                $       10,993      $        7,191
                                                                     ==============      ==============
NON GAAP GROSS PROFIT PERCENTAGE                                              41.4%               44.1%
                                                                     --------------      --------------


GAAP OPERATING EXPENSE                                               $        8,066      $        5,124
  Amortization of purchased intangible assets                                  (315)               (170)
  Amortization of stock based compensation                                     (701)                  -
                                                                     --------------      --------------
NON GAAP OPERATING EXPENSE                                           $        7,050      $        4,954
                                                                     ==============      ==============
